Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-145192) on Form S-8 of AccelPath, Inc. (formerly Technest Holdings Inc.) of our report dated October 13, 2011 relating to our audit of the consolidated financial statements for the year ended June 30, 2011, which appear in this Annual Report on Form 10-K of AccelPath, Inc. for the year ended June 30, 2012.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 15, 2012